Exhibit 99.2

[Form of Proxy for Special Meeting of Shareholders of Sky Financial Group, Inc.]

IF YOU REQUIRE SPECIAL ARRANGEMENTS TO ATTEND THIS MEETING,

PLEASE CONTACT THE COMPANY AT 800-576-5007, OPTION 9, PRIOR TO THE MEETING.

PLEASE DETACH PROXY CARD HERE

SKY FINANCIAL GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

for the Special Meeting of Shareholders on June 4, 2007 at 1:00 p.m., local time at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio

P R O X Y	The undersigned hereby appoints Emerson J. Ross, Jr. and Jonathon A. Levy, and each of them, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Special Meeting of Shareholders of Sky Financial Group, Inc. on June 4, 2007, and any adjournment or postponement thereof. The above named proxies are instructed to vote all the undersigned’s shares of stock on the proposals set forth in the Notice of Special Meeting and Joint Proxy Statement as specified and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.
This Proxy relates to shares owned by the undersigned. Each share of common stock is entitled to one vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. A proxy that is returned properly signed but without direction as to voting will be voted “FOR” approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE MEETING, INCLUDING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

(Important – To be signed and dated on reverse side)
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET; NO POSTAGE IS NECESSARY IF MAILED FROM THE UNITED STATES

Special Meeting of Shareholders June 4, 2007 at 1:00 p.m., local time	SPECIAL MEETING ADMISSION TICKET

Please present this ticket for admittance of the shareholder(s) named above. Admittance will be based upon availability of seating.

INSTRUCTIONS FOR VOTING YOUR PROXY

This proxy covers all Sky Financial Group, Inc. shares you own of record, if the registrations are identical.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-390-5236, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed.

Visit the Internet voting website at

http://www.proxypush.com/skyf. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges.

Simply mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER [ ]	CONTROL NUMBER [ ]

PLEASE DETACH AT PERFORATION BEFORE MAILING

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE MEETING, INCLUDING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

MARK THE APPROPRIATE BOXES. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval and adoption of the merger agreement and “FOR” approval of the proposal to adjourn the special meeting, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Please mark your votes as shown here:  ☑

1. Proposal for the approval and adoption of the Agreement and Plan of Merger, dated as of December 20, 2006, by and among the Huntington Bancshares Incorporated (“Huntington”), Penguin Acquisition, LLC, a Maryland limited liability company and wholly owned subsidiary of Huntington, and Sky Financial Group, Inc. (“Sky”), pursuant to which Sky shareholders will have the right to receive 1.098 shares of Huntington common stock and a cash payment of $3.023 for each share of Sky common stock held immediately prior to the merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2. Proposal to approve the adjournment of the special meeting, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting for the foregoing proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. In their discretion on such other matters as may properly come before the meeting.

Copies of the Notice of Special Meeting and of the Joint Proxy Statement have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)	DATE:

(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)